EXHIBIT 23.1

             Consent of Independent Registered Chartered Accountants

      We consent to the incorporation by reference in this Registration Statement of RoomLinX, Inc. on Form S-8 of our report dated January 16, 2004 appearing in the Proxy Statement on Schedule 14A of RoomLinX, Inc. (formerly known as Arc Communications, Inc.).

/s/ DELOITTE & TOUCHE LLP
Vancouver, Canada

July 23, 2004